Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form N-1A has been signed below by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned in his or her capacity as a Trustee or Officer, or both, as the case may be, of the Registrant, does also hereby appoint Richard R. Christensen, John A. Benning, John L. Davenport and Kevin M. Carome, and each of them, severally, or if more than one acts, a majority of them, his or her true and lawful attorney and agent to execute in his or her name, place and stead (in such capacities) any and all amendments to this Registration Statement and all instruments necessary or desirable in connection therewith, to attest the seal of the Registrant thereon and to file the same with the Securities and Exchange Commission. Each of said attorneys and agents shall have power to act with or without the other and have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

(Signature)             (Title and Capacity)         (Date)

RICHARD R. CHRISTENSEN  President; Principal     April 25, 1994
Richard R. Christensen  Executive Officer;
                        Trustee

ERNST E. DUNBAR         Treasurer; Principal     April 25, 1994
Ernst E. Dunbar         Financial Officer

THOMAS J. SIMPSON       Vice President and       April 25, 1994
Thomas J. Simpson       Controller; Principal
                        Accounting Officer

JOHN A. BACON JR.       Trustee                  April 25, 1994
John A. Bacon Jr.

SALVATORE MACERA        Trustee                  April 25, 1994
Salvatore Macera

THOMAS E. STITZEL       Trustee                  April 25, 1994
Thomas E. Stitzel